Public Company Management Corporation Announces SB-2 Securities Registration Contract with MilFin, Inc.

LAS VEGAS, NV – March 15, 2005 – Public Company Management Corporation (OTC BB: PUBC) today announced that its subsidiary Go Public Today has signed a contract with MilFin, Inc. to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for MilFin in exchange for a combination of cash fees and a block of shares of MilFin common stock.  Through the SB-2 securities registration solution offered by Go Public Today, MilFin will be able to register the resale of securities and become a publicly traded company.

MilFin provides online consumer loans to members of the U.S. military.  The consumer finance market is currently dominated by companies such as American Express (NYSE: AXP), Fannie Mae (NYSE: FNM), CIT Group (NYSE: CIT) and Countrywide Financial Corp. (NYSE: CFC).

MilFin Inc. was created by military veterans in order to better serve the consumer finance needs of the men and women serving in the U.S. military today.  The company was founded on the philosophy that military personnel make huge sacrifices for their country and should have their financial needs served by a company that truly understands their individual needs.  The company offers loans from $500 to $5000 with flexible terms for all ranks and branches of our active duty military, at interest rates that are comparable to most Banks, Credit Unions and other Financial Institutions.

“PUBC saw in MilFin not only a company that has the potential to benefit and grow through access to capital markets, but also a company that is doing something very important for our country’s military personnel.  The founders of MilFin were soldiers themselves and understand that those in the military are often overlooked and underserved by much of the traditional consumer finance industry.  Therefore we see MilFin as a provider of essential services and felt it important to offer this company a cost-effective way to go public and access the capital markets as quickly as possible,” said Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

About MilFin, Inc.

MilFin, Inc. was established to provide our soldiers, sailors, airmen, and marines with convenient, cost effective financing at rates competitive with many banks, credit unions, and other financial institutions.  The company was founded by current and former members of the Armed Forces who saw a need to provide an alternative to current lenders who charge higher rates and fees to our troops.  MilFin prides itself in providing great customer service with low rates and fees and high approval rates even to those with less than desirable credit.  For more information on MilFin, please visit www.milfin.com.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

   (http://www.PubcoWhitePapers.com) hosts a comprehensive

   body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

   offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

   Services (http://www.PCMS-Team.com) assists new and

   existing public companies in negotiating the new

   complexities of maintaining a public company and creating

   sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC )

Contact:

     Public Company Management Corporation

     Stephen Brock

     President/CEO

     (702) 222-9076

     info@PublicCompanyManagement.com

     www.PublicCompanyManagement.com